UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008
DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34407	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The Company’s Chairman & CEO Acquired 941,740 Shares of the Company’s Common Stock.

On March 22, 2010, Mr. Ying “Bill” He, Founder, Chairman and Chief Executive Officer of Deer Consumer Products, Inc. (the “Company”), purchased 941,740 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), from Sharp Champion Limited, solely controlled by Mr. James Chiu, Head of Asia Pacific Operations of the Company. Mr. He purchased the shares through Achieve On Limited, a company under his sole control. Mr. He and Mr. Chiu each filed a Form 4 with the Securities and Exchange Commission reporting the change in their respective holdings on March 24, 2010.

After giving effect to the purchase of the additional Common Stock, Mr. He controls, through Achieve On Limited, 8,200,980 shares of Common Stock or 25.13% of the total outstanding shares of Common Stock, up from his prior ownership of 7,259,240 shares of Common Stock or 22.25% of the total outstanding shares of Common Stock.

Mr. He acquired the additional shares in his belief of the long-term prospects of the Company and the expansion and growth of the Company’s China domestic and global businesses. Mr. He intends to continue to acquire shares of Common Stock, both from private transactions and public markets, as permitted by the Company’s insider trading policies. Mr. He currently has no specific plans or proposals for any immediate acquisitions of additional shares.

Mr. Chiu continues in his position with the Company as Head of Asia Pacific and no change in his position or responsibilities with the Company are planned by the Company or Mr. Chiu.

The Company’s Entire Management Extended 3 Year Lockup Agreements.

On September 3, 2008, the management of the Company, representing the Company’s entire current insider holdings, voluntarily entered into share lockup agreements, which, among other things, prohibited the sale of their stock to the general public until at least through July 17, 2012.

On March 23, 2010, in order to demonstrate Company management’s continued commitment towards the long-term success of the Company, Mr. He and the remaining management shareholders entered into new lockup agreements with the Company (the “Lockup Agreements”), which replaced their former lockup agreements. The newly entered Lockup Agreements are binding upon the Company’s entire current insider holdings. Management agreed to voluntarily extend their lockup agreements for a period of 6 months and are prohibited from the sale of their stock to the general public until at least January 17, 2013.

The Lockup Agreements provide:

1.	The lockup period for all existing and newly acquired shares of Common Stock held by management, as well as all future shares that management may acquire, extends to January 17, 2013;

2.
Management may continue to acquire shares of Common Stock solely from other members of the Company’s management or from public purchases, but can not sell to the general public prior to January 17, 2013;

3.
The only circumstance under which the Board of Directors of the Company may approve a waiver of the lockup provisions is in the event of a change of control or sale of the Company prior to January 17, 2013; and,

4.
All existing and newly acquired shares of Common Stock held by management, as well as all future shares that management may acquire, shall be subject to the lockup, a stop order and held in custody by the Company’s attorney.

The Company’s transfer agent has been notified of the new Lockup Agreements in order to enforce the stop order provisions.

The foregoing description of the Lockup Agreements is not complete and is qualified in its entirety by reference to the full text of the Lockup Agreements, which are filed as Exhibits 10.8 – 10.14 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit	Description

10.8	Lockup Agreement between Achieve On Limited, Ying He and Deer Consumer Products, Inc., dated March 23, 2010.

10.9	Lockup Agreement between Sino Unity Limited, Yu Hai Deng and Deer Consumer Products, Inc., dated March 23, 2010.

10.10	Lockup Agreement between True Olympic Limited, Zong Zhu Nie and Deer Consumer Products, Inc., dated March 23, 2010.

10.11	Lockup Agreement between Great Scale Holdings Limited, Fa Min He and Deer Consumer Products, Inc., dated March 23, 2010.

10.12	Lockup Agreement between New Million Holdings Limited, Bao Zhi Li and Deer Consumer Products, Inc., dated March 23, 2010.

10.13	Lockup Agreement between Tiger Castle Limited, Jing Wu Chen and Deer Consumer Products, Inc., dated March 23, 2010.

10.14	Lockup Agreement between Sourceland Limited, Yong Mei Wang and Deer Consumer Products, Inc., dated March 23, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2010

DEER CONSUMER PRODUCTS, INC.

By:	/s/ Ying He
Name:	Ying He
Title:	Chief Executive Officer

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